Exhibit 99.1

Industrial Tech Acquisitions, Inc. Announces Receipt of Notice from Nasdaq Regarding

Late Filing of Quarterly Report on Form 10-Q; Files Required Report

Houston, Texas, June 4, 2021 (GLOBE NEWSWIRE) – Industrial Tech Acquisitions, Inc. (NASDAQ: ITAC) (the “Company”) today announced that on May 28, 2021, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) in a timely manner. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1). On June 4, 2021, the Company filed its Form 10-Q and the Company believes it is now in compliance with the Nasdaq Listing Rules.

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on May 24, 2021. The Company was unable to meet the filing deadline for its Form 10-Q due to the Company’s conclusion that its outstanding warrants should be accounted for as a liability and the scope and process for updating the Company’s financial statements accordingly.

No assurance can be given that the Company will be able to maintain compliance with the continued listing requirements set forth in the Nasdaq Listing Rules.

About Industrial Tech Acquisitions, Inc. (ITAC)

ITAC is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAC is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurs and managers who have the desire and talent to build exceptional companies. The Texas Ventures approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who have the determination to build world-class companies.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Industrial Tech Acquisitions, Inc.

Scott Crist

(713) 599-1300

Lisa@texasventures.com